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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549




                            FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)
October 20, 1997

           DEAN WITTER REALTY GROWTH PROPERTIES, L.P.
     (Exact name of registrant as specified in its charter)


          Delaware              0-18151           13-3286866
(State or other jurisdiction  (Commission     (I.R.S. Employer
    of incorporation)         File Number)   Identification No.)


  Two World Trade Center, New York, New York
10048
   (Address of principal executive offices)
(Zip Code)


Registrant's telephone number, including area code     (212) 392
-1054

          (Former name or former address, if changed since last
                             report)
Item 2.  Acquisition or Disposition of Assets

Pursuant  to  an  agreement dated as of  September  23,
1997,  as  amended, TWC Ten, Ltd. agreed  to  sell  the
Bayport Plaza office building, located in Tampa, FL, to
Aetna  Life  Insurance Company for $45.7  million.  The
Partnership  owns a 45.79% indirect general partnership
interest  in  TWC  Ten, Ltd., as a result  of  its  99%
general partnership interest in Bayport, Ltd., which owns a 46.25% general partnership interest in TWC Ten, Ltd.

The closing of the sale took place on October 20, 1997.
The  purchase  price was received in cash  at  closing.
Approximately  $20,000,000 of the sales  proceeds  were
used  to  repay the existing mortgage loan  encumbering
the  property, including accrued interest  thereon  and
prepayment  premium.  The remaining cash proceeds,  net
of  closing  costs, were allocated to  the  Partnership
(approximately  $7,104,000)  and  to  an   unaffiliated
partner (approximately $17,172,000) pursuant to the provisions of the partnership agreement of TWC Ten, Ltd.

Item 5.  Other Events

The  Partnership's investment in TWC Ten, Ltd. was  the
Partnership's    last   remaining   investment.     The
Partnership  Agreement provides  that  the  Partnership
shall terminate upon the sale of the Partnership's last
investment, and that dissolution shall be effective  on
the  day on which the event arises giving rise  to  the
dissolution.   Accordingly, the Partnership  dissolved,
pursuant  to  the  terms of its Partnership  Agreement,
effective October 20, 1997. The Partnership intends  to
proceed to wind up its affairs, and upon conclusion  of
liquidation,  terminate  its  existence  by  filing   a
certificate of cancellation in the office of the Delaware Secretary of State.

Item 7.  Financial Statements and Exhibits

(b)  Pro Forma Financial Information

On  a pro forma basis, if the sale of the Property  had
been  consummated  on June 30, 1997, the  Partnership's
Consolidated Balance Sheet as of such date  would  have
reflected  an increase in cash and cash equivalents  of
approximately  $7,104,000, a decrease in  net  deferred
expenses  of  approximately  $186,000,  a  decrease  in
excess  of  distributions  and  losses  over  cost   of
investment  in partnership of approximately  $1,186,000
and  an  increase in Partners' capital of approximately
$8,104,000.    For   the  Consolidated   Statement   of
Operations, if the transaction had been consummated  as
of January 1, 1996, (a) for the year ended December 31,
1996, the Partnership's amortization expense would have
decreased  by  $37,326 and its net income  per  limited
partnership Unit would have increased by $0.46; and (b)
for   the   six  months  ended  June  30,   1997,   the
Partnership's amortization expense would have decreased
by  $18,618  and  its net loss per limited  partnership
Unit  would  have decreased by $0.23.   The  pro  forma
adjustments   to   the   Consolidated   Statements   of
Operations exclude the Partnership's nonrecurring gain on the sale of the property.

(c)  Exhibits

     (2)    (a)               Purchase and Sale
Agreement dated September 23,                1997
between TWC Ten, Ltd. as Seller and Aetna Life
Insurance Company as Buyer.
        (b) Reinstatement and Modification Agreement dated
            October 10, 1997 between TWC Ten, Ltd. as
Seller and
            Aetna Life Insurance Company as Buyer.








                      SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER REALTY GROWTH
PROPERTIES, L.P.
                         By:  Dean Witter Realty Growth
                            Properties Inc.
                            Managing General Partner


                         By:  /s/ E. Davisson Hardman,
Jr.
                            E. Davisson Hardman, Jr.
                            President






 Date:  November  3, 1997